EXHIBIT 4.16

THE PURCHASE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED NO SOONER THAN TWENTY-FOUR (24) MONTHS FROM THE DATE OF YOUR INVESTMENT AND NO LATER THAN 4:30 p.m. (TORONTO TIME), THIRTY SIX (36) MONTHS FROM THE DATE OF YOUR INVESTMENT.

EXCEPT AS OTHERWISE PROVIDED HEREIN, NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES PURCHASABLE HEREUNDER SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AN EXEMPTION THEREFROM, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED. TRANSFER OF THIS WARRANT IS ALSO SUBJECT TO AN AGREEMENT DATED APRIL 2002, A COPY OF WHICH IS AVAILABLE FROM THE ISSUER.

WARRANT CERTIFICATE

GASTAR EXPLORATION LTD.

(A Corporation subsisting under the laws of the Province of Alberta)

WARRANT
CERTIFICATE NO.	PURCHASE WARRANTS entitling the holder to acquire, subject to adjustment, one (1) Common Share for each Purchase Warrant represented hereby.

THIS IS TO CERTIFY THAT                              (hereinafter referred to as the “holder”) is the registered holder of that number of Purchase Warrants to acquire Common Shares (as hereinafter defined) of Gastar Exploration Ltd. (the “Corporation”) as set forth in this Warrant certificate (“Warrant Certificate”). Each Purchase Warrant represented hereby entitles the holder thereof to acquire, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 4:30 p.m. (Toronto Time) (the “Time of Expiry”) on September 23, 2005 (the “Expiry Date”),                      fully paid and non-assessable common shares (“Common Shares”) of the Corporation, without nominal or par value, as such shares were constituted on September 23, 2002 at a price of CDN$ 2.35 per share. The Purchase Warrants may, at the holder’s option, be exercised on a cashless basis (“Cashless Basis”) whereby the Corporation retains the number of Common Shares which, when multiplied by the last closing trading price on the date the Exercise Form is delivered to the Corporation, equals the aggregate exercise price for all of the Common Shares then exercised. The Corporation shall have the final determination of the closing price of the market upon which the Common Shares trade and the number of Common Shares retained by the Corporation.

The right to acquire Common Shares hereunder may only be exercised by the holder within the time set forth above by:

a.	duly completing and executing the Exercise Form attached hereto;

b.	surrendering this Warrant Certificate to the head office of the Corporation; and

c.	unless exercising the Purchase Warrant on a Cashless Basis, remitting cash, certified cheque, bank draft or money order in lawful money of the United States, payable to or to the order of the Corporation at par where this Warrant Certificate is so surrendered, for the aggregate purchase price of the Common Shares so subscribed for.

These Purchase Warrants may be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation at the office referred to above.

Upon surrender of these Purchase Warrants, the person or persons in whose name or names the Common Shares issuable upon exercise of the Purchase Warrants are to be issued shall be deemed for all purposes (except as provided in the PPM hereinafter referred to) to be the holder or holders of record of such Common Shares and the Corporation has covenanted that it will (subject to the provisions of the PPM) cause a certificate or certificates representing such Common Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within three Business Days.

The registered holder of this Warrant Certificate may acquire any lesser number of Common Shares than the number of Common Shares which may be acquired for the Purchase Warrants represented by this Warrant Certificate. In such event, the holder shall be entitled to receive a new certificate for the balance of the Common Shares which may be acquired. To the extent that the Warrantholder is entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, such right may only be exercised in respect of such fraction in combination with another Purchase Warrant or other Purchase Warrants which in the aggregate entitles the Warrantholder to receive a whole number of Common Shares.

If the Warrantholder is not able to or elects not to, combine Purchase Warrants so as to be entitled to acquire a whole number of Common Shares, the Corporation shall make an appropriate cash settlement. However, in respect of any Warrantholder, the Corporation shall only be required to make such a cash adjustment once and for one Purchase Warrant and no more. The amount of the cash adjustment with respect to the Common Share shall be equal to the fraction of the Common Share to which the Warrantholder would be entitled multiplied by the Current Market Price (as defined in the PPM).

In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, and in the event of any form of reorganization of the Corporation including any amalgamation, merger or arrangement, the holders of Purchase Warrants shall, upon exercise of the Purchase Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Purchase Warrants immediately prior to the occurrence of those events.

The registered holder of this Warrant Certificate may, at any time prior to the Expiry Date, upon surrender hereof to the Corporation at its principal offices in the city of Mt. Pleasant, exchange this Warrant Certificate for other certificates entitling the holder to acquire, in the aggregate, the same number of Common Shares as may be acquired under this Warrant Certificate.

The holding of the Purchase Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in the PPM or in this Warrant Certificate.

The PPM and other documents provide that all holders of Purchase Warrants shall be bound by any resolution passed at a meeting of the shareholders or by resolution of the board of directors in accordance with the provisions of the agreements and resolutions signed by the holders of Purchase Warrants entitled to acquire a specified majority of the Common Shares which may be acquired pursuant to all then outstanding Purchase Warrants.

The Purchase Warrants evidenced by this Warrant Certificate may be transferred on the register kept at the principal offices of the Corporation at its principal offices in Mt.Pleasant, Michigan by the registered holder hereof or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation.

This Warrant Certificate shall not be valid for any purpose whatever unless and until it has been certified by or on behalf of the Corporation.

Time shall be of the essence hereof. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Michigan and the federal law applicable therein and shall be treated in all respects as a Michigan contract.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officers as of June                     , 2005.

GASTAR EXPLORATION LTD.

Per:
John W. Parrott, General Counsel

TRANSFER OF PURCHASE WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to                                         ,                          Purchase Warrants of Gastar Exploration Ltd. (the “Corporation”) registered in the name of the undersigned on the records of the Corporation represented by the Warrant Certificate attached and irrevocably appoints                      the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

If less than all the Purchase Warrants represented by this Warrant Certificate are being transferred, the Warrant Certificate representing those Purchase Warrants not transferred will be registered in the name appearing on the face of this Warrant Certificate and such certificates (please check one):

(a)	should be sent by first class mail to the following address:

(b)	should be held for pick up at the principal office of the Corporation in Mt. Pleasant, Michigan, at which this Warrant Certificate is deposited.

DATED the      day of                     ,             .

Signature Guaranteed	(Signature of Warrantholder)

Instructions:

1.	Signature of the Warrantholder must be the signature of the person appearing on the face of this Warrant Certificate.

2.	If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3.	The signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

4.	Purchase Warrants shall only be transferable in accordance with applicable laws.

5.	The Purchase Warrants and the Common Shares issuable upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States, and may not be transferred in the United States or to a U.S. Person unless the Purchase Warrants and the Common Shares have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available. In connection with any transfer of Purchase Warrants, the holder will be required to provide to the Corporation an opinion of counsel, or other evidence, in form reasonably satisfactory to the Corporation, to the effect that such transfer of Purchase Warrants does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities.

EXERCISE FORM

      TO:        GASTAR EXPLORATION LTD.

(a) The undersigned hereby exercises the right to acquire                          Common Shares of Gastar Exploration Ltd. as constituted on April, 2002 (or such number of other securities or property to which such Purchase Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the PPM referred to in the accompanying Warrant Certificate).

(b) (Mark Yes or No)                      This number of Common Shares assumes that this Purchase Warrant has been exercised on a cashless basis whereby                              Common Shares will be retained by the Corporation and                      Common Shares will be delivered to the holder as directed below. In this cashless exercise the Corporation retains the number of Common Shares which, when multiplied by the closing trading price on the date of this Exercise Form, equals the aggregate exercise price for all of the Common Shares exercised hereby (those Common Shares retained by the Corporation as well as the number of Common Shares delivered to the Holder).

(b)	The Common Shares (or other securities or property) are to be issued as follows:

Name:

                      (print clearly)

Address in full:

Social Insurance Number:

Number of Common Shares:

Note: If further nominees intended, please attach (and initial) schedule giving these particulars.

(c)	Such securities (please check one):

                 should be sent by first class mail to the following address:

OR

                 should be held for pick up at the office of the Corporation at its principal office in Mt. Pleasant Michigan at which this Warrant Certificate is deposited.

If the number of Purchase Warrants exercised are less than the number of Purchase Warrants represented hereby, the undersigned requests that the new Warrant Certificate representing the balance of the Purchase Warrants be registered in the name of whose address is

Such securities (please check one):

(a)                             should be sent by first class mail to the following address:

OR

(b)	should be held for pick up at the office of the Warrant principal office of the Corporation at the Mt. Pleasant, Michigan at which this Warrant Certificate is deposited.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Purchase Warrants.

DATED this      day of                     ,             .

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.	For the purposes of paragraphs (c) above, the following words and phrases have the following meanings:

“United States” and “U.S. Person” have the meaning given to such terms under Regulation S of the U.S. Securities Act. For purposes of Regulation S. “United States” means the United States of America, its territories and possessions, any statue of the United States and the District of Columbia. “U.S. Person” includes, with certain expectations, (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if any individual) resident in the United States; and (viii) any partnership or corporation if (a) organized or incorporated under the laws of any jurisdiction other than the United States and (b) formed by a U.S. Person principally for the purposes of investing in securities not registered under the U.S. Securities Act; and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

2.	The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Purchase Warrants being exercised to the Corporation at its principal office in Mt. Pleasant, Michigan. Certificates for Common Shares will be delivered or mailed within ten business days after the exercise of the Purchase Warrants.

3.	If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

4.	If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.